EXHIBIT 21

Subsidiaries of Circor International, Inc.

I	Subsidiaries of Circor International, Inc.

1.	Spence Engineering Company, Inc., a Delaware Corporation

2.	Leslie Controls, Inc., a New Jersey Corporation

3.	Circle Seal Controls, Inc., a Delaware Corporation

4.	Circor Energy Products, Inc., an Oklahoma Corporation

5.	Circor, Inc., a Massachusetts Corporation

6.	Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

7.	U.S. Para Plate Acquisition Corp., a Delaware Corporation

8.	CIRCOR Business Trust, A Massachusetts Business Trust

9.	Dovianus B.V., a Netherlands Corporation

10.	Texas Sampling Inc., a Texas Corporation

11.	Patriot Holdings, Inc., a Nevada corporation

12.	Industria S. A., a French limited liability company

13.	Sagebrush Pipeline Equipment Company

14.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 30%)

15.	Loud Engineering & Manufacturing, Inc.

II.	Subsidiaries of Circle Seal Controls, Inc.:

1.	CIRCOR IP Holding Co., a Delaware Corporation

2.	Aerodyne Controls Inc., a Delaware Corporation

3.	Hoke, Inc., a New York Corporation

4.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 4%)

III.	Subsidiaries of Hoke, Inc.:

1.	CIRCOR German Holdings Management GmbH, a German Closed Corporation

2.	Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

3.	Circor Instrumentation Ltd., a United Kingdom Company

4.	Dopak Inc., a Texas Corporation

IV.	Subsidiaries of Circor Energy Products, Inc.:

1.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 66%)

V.	Subsidiaries of Circor (Jersey), Ltd.:

1.	Circor German Holdings, LLC, a Massachusetts Limited Liability Company

VI.	Subsidiaries of Circor German Holdings, LLC:

1.	Circor German Holdings GmbH & Co. KG

VII.	Subsidiaries of Circor German Holdings GmbH & Co. KG

1.	Hoke Handelsgesellschaft GmbH, a German Corporation
2.	Regeltechnik Kornwestheim GmbH, a German Closed Corporation

VIII.	Subsidiaries of Regeltechnik Kornwestheim GmbH:

1.	RTK Control Systems Limited, a United Kingdom Corporation

IX.	Subsidiaries of Circor Business Trust:

1.	Circor Securities Corp., a Massachusetts Corporation

X.	Subsidiaries of Dovianus B.V.

1.	Keofitt Holding A.S., A Denmark Corporation ( approx 50%)

XI.	Subsidiaries of Circor Luxembourg Holdings, Sarl.

1.	CEP Holdings Sarl., a Luxembourg limited liability company

2.	Circor Energy Products (Canada) ULC, an Alberta unlimited liability company

3.	Howitzer Acquisition Limited, a United Kingdom Corporation

XII.	Subsidiaries of CEP Holdings, Sarl.

1.	Pibiviesse Srl, an Italian Company

XIII.	Subsidiaries of Pibiviesse Srl:

1.	De Martin Giuseppe & Figli Srl, an Italian Company (approx 80%)

2.	Suzhou KF Valve Co., Ltd., a Chinese Wholly Foreign Owned Enterprise

XIV.	Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation:

1.	Hale Hamilton Holdings Limited, a United Kingdom Corporation

2.	Hale Hamilton Valves Limited, a United Kingdom Corporation

3.	Hale Hamilton Limited, a United Kingdom Corporation (approx 13%)

XV.	Subsidiaries of Hale Hamilton Holdings Limited, a United Kingdom Corporation:

1.	Hale Hamilton Holdings Limited, a United Kingdom Corporation (approx 87%)

XVI.	Subsidiaries of Hale Hamilton Valves Limited, a United Kingdom Corporation:

1.	Cambridge Fluid Systems Limited, a United Kingdom Corporation

2.	Fluid Systems International Ltd. a United Kingdom Corporation

3.	CFS Technology PTE Limited, A Singapore Corporation